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                              ARENT FOX LETTERHEAD



October 21, 1996



To Whom It May Concern:



    We consent to the reference to Arent Fox Kintner Plotkin & Kahn in this Registration Statement of Ultrafem, Inc., on Form S-1 (File No. 333-11995) in the "Risk Factors," "Business" and "Legal Matters" sections of the prospectus of Ultrafem, Inc., which are part of this Registration Statement.



                                          ARENT FOX KINTNER PLOTKIN & KAHN
                                          By: /s/ PETER S. REICHERTZ
                                             -----------------------------------
                                             Peter S. Reichertz



                              ARENT FOX LETTERHEAD